Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan of our reports dated February 25, 2011, with respect to the consolidated financial statements of FirstMerit Corporation and the effectiveness of internal control over financial reporting of FirstMerit Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Akron, Ohio

July 29, 2011